Exhibit (p) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED STOCK TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                 TITLE                          DATE

/s/John F. Donahue          Chairman and Trustee          March 20, 1998
John F. Donahue             (Chief Executive Officer)

/s/Glen R. Johnson          President                     March 20, 1998
Glen R. Johnson

/s/John W. McGonigle        Treasurer, Executive Vice     March 20, 1998
John W. McGonigle           President and Secretary
                            (Principal Financial and
                            Accounting Office)

/s/Thomas G. Bigley         Trustee                       March 20, 1998
Thomas G. Bigley

/s/Nicholas P. Constantakis Trustee                       March 20, 1998
Nicholas P. Constantakis

/s/ John T. Conroy, Jr.     Trustee                       March 20, 1998
John T. Conroy, Jr.

/s/ William J. Copeland     Trustee                       March 20, 1998
William J. Copeland

/s/ James E. Dowd           Trustee                       March 20, 1998
James E. Dowd

/s/ Lawrence D. Ellis, M.D. Trustee                       March 20, 1998
Lawrence D. Ellis, M.D.

SIGNATURES                   TITLE                 DATE


/s/ Edward L. Flaherty, Jr.  Trustee               March 20, 1998
Edward L. Flaherty, Jr.

/s/ Peter E. Madden          Trustee               March 20, 1998
Peter E. Madden

/s/ John E. Murray, Jr.      Trustee               March 20, 1998
John E. Murray, Jr.

/s/ Wesley W. Posvar         Trustee               March 20, 1998
Wesley W. Posvar

/s/ Marjorie P. Smuts        Trustee               March 20, 1998
Marjorie P. Smuts



Sworn to and subscribed before me this 20th day of March, 1998.

/s/ Cheri S. Good
Cheri S. Good